Appendix A
                          Funds of Accessor Funds, Inc.
                             as of November 14, 2003
                              Amended May 21, 2004
                            Amended February 16, 2007
                             Amended October 8, 2007

                            Accessor Underlying Funds

                                   Growth Fund
                                   Value Fund
                              Small to Mid Cap Fund
                            International Equity Fund
                                Total Return Fund
                           Strategic Alternatives Fund
                              High Yield Bond Fund
                         Intermediate Fixed-Income Fund
                      Short-Intermediate Fixed-Income Fund
                            Mortgage Securities Fund
                      Limited Duration U.S. Government Fund
                           U.S. Government Money Fund

                            Accessor Allocation Funds

                   Accessor Aggressive Growth Allocation Fund
                         Accessor Growth Allocation Fund
                    Accessor Growth & Income Allocation Fund
                        Accessor Balanced Allocation Fund
                    Accessor Income & Growth Allocation Fund
                         Accessor Income Allocation Fund
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                                   Appendix C
                 To Transfer Agency and Administrative Agreement
                        Between Accessor Funds, Inc. and
                         Accessor Capital Management LP
                             As Amended May 21, 2004
                          As amended February 17, 2007
                           As amended October 8, 2007

                                  Fee Schedule

FEES:
Maintenance Fee Per Class of Shares Per Fund:

Growth, Value, Small to Mid Cap and International Equity Funds (Equity Funds):

Each Fund shall pay an annual maintenance fee of 0.15% of its' average daily net assets of each Fund, which fee shall be calculated daily and billed monthly.

Strategic Alternatives Fund

The Strategic Alternatives Fund shall pay an annual maintenance fee of 0.14% of its average daily net assets of the Fund, which fee shall be calculated daily and billed monthly.

High Yield Bond, Intermediate Fixed-Income, Short-Intermediate Fixed-Income, and Mortgage Securities Funds (Fixed-Income Funds):

Each Fund shall pay an annual maintenance fee of 0.13% of its' average daily net assets of each Fund, which fee shall be calculated daily and billed monthly.

Limited Duration U.S. Government Fund
Total Return Fund

The Limited Duration U.S. Government Fund and the Total Return Fund shall pay an annual maintenance fee of 0.08% of its' average daily net assets of each Fund, which fee shall be calculated daily and billed monthly.

U.S. Government Money Fund:

The U.S. Government Money Fund shall pay an annual maintenance fee of 0.05% of its' average daily net assets of each Fund, which fee shall be calculated daily and billed monthly.

Accessor Allocation Funds:

The Accessor Allocation Funds shall pay no annual maintenance fee.

Transaction Fee:

A transaction fee of $.50 per transaction will be calculated daily and billed monthly.

Includes: cost of postage and mailing for statements, confirmations, etc., facsimile transmission charges, non-Fund stationery, paper, and most out-of-pocket expenses with respect to transfer agent services.

OUT-OF-POCKET EXPENSES:

Transfer Agent Expenses:

Includes: federal reserve wire processing fees, ACH processing fees, and check processing charges, which will be billed to Accessor Funds separately.

Administrative Expenses:

Includes: forms for IRS tax reporting, shareholder tax reporting, state tax reporting, forms for any Prototype retirement plans, postage, mailing, non-Fund stationery, paper, copying expenses, and other out-of-pocket expenses, which will be billed to Accessor Funds separately.

Blue Sky Expenses:

Includes: cost of filing fees, postage, mailing, non-Fund stationery, paper, copying expenses, and other out-of-pocket expenses, which will be billed to Accessor Funds separately.

Fund stationery

Fund stationery (paper, envelopes, statements) will be billed to Accessor Funds separately.

Anti-Money Laundering Expenses

Includes: cost of software or maintenance of software or services necessary to meet the requirements of the Accessor Funds Anti-Money Laundering Policies and Procedures or the applicable federal or state regulations or laws, including the cost of any verifying shareholder data, any audit, education of staff, or other items necessary to fulfill its requirements under the law.


Accessor Capital Management LP           ACCESSOR FUNDS, INC.
By:  Accessor Capital Corporation
Its Managing General Partner


By:                                      By:
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Name:                                    Name:
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Title:                                   Title:
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